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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Bay Networks, Inc. of our report dated July 18, 1994 relating to the financial statements of Wellfleet Communications, Inc. for the year ended June 30, 1994, appearing on page 19 of Bay Networks, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Boston, Massachusetts

July 18, 1997





















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